UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 19, 2021

20/20 GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56022	87-0645794
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

18851 NE 29th Avenue, Suite 700, Aventura, FL		33180
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: 954-233-3511

480 22nd Street, Box 2, Heyburn, Idaho 83336
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).  Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 2.01—COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

In December 2020, 20/20 Global, Inc. (“20/20 Global”) entered into definitive agreements with Ehave, Inc., an Ontario corporation (“Ehave”), Mycotopia Therapies Inc., a Florida corporation and wholly owned subsidiary of Ehave (“MYC”), and the former and current directors of 20/20 Global that provide for: (i) 20/20 Global’s purchase for $350,000 in cash of all of the outstanding stock of MYC from Ehave under a Stock Purchase Agreement, resulting in MYC becoming a wholly owned subsidiary of 20/20 Global; and (ii) the change of control of 20/20 Global’s board of directors and management under a Change of Control and Funding Agreement. In a related transaction, Ehave agreed to purchase 9,793,754 shares of 20/20 Global common stock, which constitute approximately 75.77% of the issued and outstanding shares of 20/20 Global’s common stock, for $350,000 in cash through a Stock Purchase Agreement (“MYC SPA”) with 20/20 Global stockholders Mark D. Williams, Colin Gibson, and The Robert and Joanna Williams Trust. Prior to these transactions, neither 20/20 Global nor its officers and directors had a material relationship with Ehave, MYC, or their respective officers and directors.

A closing of the transactions contemplated by the above documents initially scheduled for January 4, 2021, was delayed by agreement. All of the above transactions were closed on January 19, 2021.

As a result of the MYC SPA, MYC became a wholly owned subsidiary of 20/20 Global, through which we plan to conduct our operations. MYC is a development-stage enterprise that proposes to develop a business to provide psychedelic-enhanced holistic methodologies to improve mental wellbeing. In the next five years, our business model will focus on the following areas: palliative care, depression, and anxiety. We will leverage our minority equity interest in PsychedeliTech Inc. to create new opportunities for our shareholders and partners. We hope to license and acquire access to technology and companies that will build added value for our company as this industry matures.

ITEM 5.01—CHANGES IN CONTROL OF REGISTRANT

See Item 2.01 above. Under the Change of Control and Funding Agreement, the current directors and officers of 20/20 Global resigned and will be replaced by designees of Ehave as set forth in Item 5.02 below.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Under the above Change of Control and Funding Agreement, Mark D. Williams and Colin Gibson resigned as officers and directors, and Benjamin Kaplan and Mark Croskery were appointed to serve as replacement directors, subject to completion of all regulatory requirements. This agreement also provided for Mr. Kaplan to serve as president and secretary of 20/20 Global.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(a)Financial Statements of Businesses Acquired:

The audited financial statements of Mycotopia Therapies, Inc., as of December 31, 2019, and for the year then ended, are filed as Exhibit 99.01 to this report and are incorporated herein by reference. The unaudited financial statements of Mycotopia Therapies, Inc. as of September 30, 2020, and for the interim period then ended, are filed as Exhibit 99.02 to this report and are incorporated herein by reference.

(b)Pro Forma Financial Information:

Pro forma financial information giving effect to the acquisition of Mycotopia Therapies, Inc. is included herewith as Exhibit 99.03.

(c)Exhibits:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.04	Stock Purchase Agreement between 20/20 Global, Inc. and Ehave, Inc.	Incorporated by reference from the Current Report on Form 8-K filed December 29, 2020.

10.05	Change of Control and Funding Agreement	Incorporated by reference from the Current Report on Form 8-K filed December 29, 2020.

10.06	Amendment to Escrow Agreement and Definitive Agreements	Incorporated by reference from the Current Report on Form 8-K filed January 6, 2021.

Item 99	Miscellaneous
99.01	Audited Financial Statements of Mycotopia Therapies, Inc., as of and for the Fiscal Year Ended December 31, 2019	This filing.

99.02	Unaudited Financial Statements of Mycotopia Therapies, Inc., as of and for the Nine Months Ended September 30, 2020	This filing.

99.03	Pro forma Financial Information	This filing.

_______________

*All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

20/20 GLOBAL, INC.

Dated: January 19, 2021	By:	/s/ Mark D. Williams
Mark D. Williams, President
Chief Executive Officer